As filed with the Securities and Exchange Commission on December 15, 2025

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Applied Energetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0262908
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9070 S. Rita Road, Suite 1500 Tucson, AZ 85747

(520) 628-7415
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Christopher Donaghey

President and Chief Executive Officer

9070 S. Rita Road, Suite 1500

Tucson, AZ 85747

(520) 628-7415

(Name, address, and telephone of agent for service)

Copies to:

Mary P. O’Hara, Esq.

General Counsel, Chief Legal Officer and Secretary

9070 S. Rita Road, Suite 1500

Tucson, AZ 85747

(520) 628-7415

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED DECEMBER 15, 2025

APPLIED ENERGETICS, INC.

11,391,064 Shares of Common Stock

This prospectus relates to the resale of up to an aggregate of 11,391,064 outstanding shares of common stock, par value $0.001 per share, of Applied Energetics, Inc. to be sold by selling stockholders named herein (whom we refer to as the “Selling Stockholders”). Each of the Selling Stockholders purchased the shares in a private transaction as described herein.

The Selling Stockholders are offering their shares at varying prices, at different times and in different ways. Information on the Selling Stockholders and the times and manner in which they may offer and sell shares of our common stock under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution.” We are not offering any shares under this prospectus nor will Applied Energetics receive any of the proceeds from this offering. We expect to pay for expenses associated with the registration and offering of the shares under this prospectus.

Our common stock is quoted on the OTCQB under the ticker symbol “AERG.” On December 10, 2025, the closing price of our common stock was $1.90 per share. We have made an application to The Nasdaq Stock Market to list our common stock on The Nasdaq Capital Market, although there can be no assurance that our application will be approved.

Investing in our securities is speculative and involves a high degree of risk. You should review carefully the risks and uncertainties referred to under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus as described on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  ___, 2025.

i

ABOUT THE PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, the Selling Stockholders identified in this prospectus may sell an aggregate of up to 11,391,064 shares of our common stock from time to time in one or more offerings, as described in this prospectus. We will not receive any proceeds from such sales by the Selling Stockholders.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to this registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

For investors outside the United States: We have done nothing that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

This prospectus is neither an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where an offer or solicitation would be unlawful. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” the “Company,” “AE”, and “AERG” mean Applied Energetics, Inc.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements relating to our future results that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by use of forward-looking words such as “believes,” “expects,” “anticipates,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans” or “estimates,” or the negative of these words, or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions; interest rate fluctuation; competitive pricing pressures within our market; equity and fixed income market fluctuation; technological change; changes in law; changes in fiscal, monetary regulatory and tax policies as well as other risks and uncertainties detailed elsewhere in this prospectus or from time-to-time in our filings with the SEC. Such forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

You should not consider the above list to be a complete statement of all risks and uncertainties. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ABOUT APPLIED ENERGETICS, INC.

Overview

Applied Energetics, Inc. specializes in advanced laser and photonics systems, particularly fiber-based ultrashort pulse (USP) laser technologies. With 28 patents and 5 patents pending, Applied Energetics’ proprietary architecture enables orders of magnitude size-weight-power reductions, a key differentiator when compared with traditional continuous wave (CW) laser technology with larger footprints. AE’s powerful, dual-use systems are designed for integration and deployment on numerous potential defense platforms for the delivery of high intensity, USPs of light to disable or destroy a target or disrupt a mission. These technologies have applications in both national security and commercial markets. Today, AE’s USP optical technologies are being designed to offer flexibility and power for complex missions in national security such as enhancing layered defense strategies to counter complex threats.

Technology, Capabilities, and Patents

Applied Energetics, Inc. is as a leader in developing the next generation optical sources exhibiting ever-increasing output energy, peak power and frequency agility while also providing decreased size, weight, and cost of these systems for customers. Applied Energetics utilizes patented, dual-use technologies to advance critical industries. Leveraging our proprietary fiber-based architecture and wavelength- and pulse-agility capability, our USP technology can enable users to achieve specific effects across different use cases with an unmatched blend of size, weight, and power attributes. While initially designed to meet the emerging needs and priorities for the national security community, our directed energy technology also has commercial applications in both the biomedical and advanced manufacturing industries.

Our USP Lasers are designed to provide:

●	Frequency Agile Optical Sources from Ultraviolet (UV) to Far Infrared (IR)

●	Pulse Duration Agility

●	Size, Weight, and Power Optimization

●	Advanced Fiber Applications

●	Laser Guided Energy (LGE®)

●	Laser Induced Plasma Channel (LIPC®)

Applied Energetics’ directed energy technologies are vastly different from conventional directed energy systems, i.e., Applied Energetics’ proprietary fiber-based architecture is a key differentiator for our most recent technology demonstrators. Compared with traditional continuous wave laser technologies, with their larger footprints, AE’s architecture enables orders of magnitude size-weight-power reductions on all deliverables, creating powerful, dual-use and agile systems that can fit a host of platforms while delivering very high-intensity, ultrashort pulses of light to the required target. This directed energy solution allows extremely high peak power and energy, with target and effects tunability, and is effective against a wide variety of potential targets.

Applied Energetics’ optical fiber-based laser architectures also enable unmatched wavelength agility as well as pulse duration agility. Using innovative and highly specialized frequency shifting techniques, wavelengths can be custom tuned from the deep ultraviolet to the far infrared. In addition, temporal outputs can be adjusted from continuous wave to sub-picoseconds. The technology enables the customer to adjust the lasers’ operating parameters, ultimately creating more flexibility to change wavelength and pulse width. This feature allows for optimization of laser performance for defense or commercial applications.

Our proprietary USP laser technology provides a significantly more compact solution than current continuous wave laser platforms while still delivering high peak power. Continuous wave laser systems are typically used to heat a target and, during continuous illumination, this heat transfer leads to melting or charring of the material. Using continuous wave output powers that now exceed 100 kilowatts (1kW = 1000 watts), it can take anywhere from seconds to minutes to impact a target. By contrast, Applied Energetics has delivered USP lasers to national security users that exceed five terawatts (1 TW = 1 trillion watts) in peak power, with the difference being that this peak power from a USP laser is delivered in a pulse that is less than a trillionth of a second. During this short pulse duration, and having such a high peak intensity, near-instantaneous ablation of the surface of the threat takes place. The net result of our innovative USP approaches is highly effective lasers capable of jamming, damaging, and destroying certain surveillance and reconnaissance sensors with mountable footprints that require only a fraction of the size, weight, and power requirements of other-directed energy technologies. We believe the combination of both low size, weight, and power characteristics with wavelength and pulse duration agility will help us achieve our vision statement of Directed Energy, Anywhere.

The Applied Energetics scientific team is continuously innovating with an eye toward expanding our patent portfolio to cover these technological breakthroughs and further enhance our suite of solutions for threat disruption for the Department of Defense, the intelligence community, and for commercial, biomedical and space applications with optical sources operating from the deep ultraviolet to the far infrared portions of the electromagnetic spectrum.

Applied Energetics has developed, successfully demonstrated, and holds all crucial intellectual property rights to a dynamic directed energy technology called Laser Guided Energy (LGE®) and Laser Induced Plasma Channel (LIPC®). LGE and LIPC are technologies that can be used in a new generation of high-tech directed energy systems. Applied Energetics’ LGE and LIPC technologies are wholly owned by Applied Energetics and protected by one or more of Applied Energetics’ 28 issued patents and 9 Government Sensitive Patent Applications (GSPA). These GSPA’s are held under secrecy orders of the US government, providing the Company with extended protection rights.

More recently, the Company has been awarded a new patent for application in the national security domain (Pulsed Laser Thermal Excitation, Patent No.: US 12,171,055 B2) and received notice of an allowed patent application in the healthcare domain (Pathogen Detection and Neutralization Using Deep UV-C Generation Via Seeded Raman Amplification and Second Harmonic Generation, Patent Application No.: US 2023/01804590 A1). The Company also has five pending patent applications. We continue to file patent applications as we deem appropriate to protect our intellectual property and enhance our competitive advantage.

As Applied Energetics looks toward the future, our corporate strategic roadmap builds upon the significant value of the Company’s USP laser capabilities and key intellectual property, including LGE and LIPC, to offer our prospective partners, co-developers and system integrators a variety of next-generation ultrashort pulse and frequency-agile optical sources, from the ultraviolet to the far infrared portion of the electromagnetic spectrum, to address numerous challenges within the national security, biomedical, and advanced manufacturing market sectors.

Corporate Information

Applied Energetics, Inc. is a corporation organized and existing under the laws of the State of Delaware. Our executive office is located at 9070 S. Rita Road, Suite 1500, Tucson, Arizona 85747 and our telephone number is (520) 628-7415.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases. See “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock being offered by the selling stockholders.

We will pay for the expenses of this offering, except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of Selling Stockholder legal counsel, if any, applicable to any sale of the shares.

SELLING STOCKHOLDERS

The following table sets forth the information as to the ownership of our securities by the Selling Stockholders on December 9, 2025, at which time 223,608,831 shares of our common stock were outstanding.  Unless otherwise indicated, it is assumed that each Selling Stockholder listed below possesses sole voting and investment power with respect to the shares owned as of such date by the Selling Stockholder.

Selling Stockholder (1)	Shares of Common Stock Owned Before the Offering		Percentage of Comon Stock Beneficially Owned Before the Offering	Maximum Number of Shares of Common Stock to be Offered (1) (2)		Shares of Common Stock to be Beneficially Owned After the Offering (1)	Percentage of Common Stock Beneficially Owned After the Offering
Bryon Adamczyk	66,667		*	66,667		-0-	--
Stephen Baksa	11,158,080	(3)	4.99%	2,179,819		9,624,912	4.31%
Alvina Balog Trust fbo Stephen J Balog	266,667		*	266,667		-0-	--
Edward M Giles Revocable Trust(3)	1,898,403	(4)	* (3)	1,100,666	(3)	797,737	--
Everglades Global Opportunities Fund LP	188,888		*	188,888		-0-	--
Eric N. Fein	38,888			38,888		-0-	--
Isles Capital, L.P.	2,078,874	(5)	*	114,000		1,615,000	*
Joseph Mannello	335,555		*	55,555		280,000	*
John Moss	300,675		*	300,000		675	*
Frank Pollaro	592,000		*	592,000		-0-	--
Richard Pringle	93,333		*	93,333		-0-	--
Red Cedar Onshore Fund	11,158,080	(6)	4.99%	4,236,501	(5)	9,832,598	4.71
Stephen J. Schaefer	523,331	(7)	*	100,000		423,331	*
Robert Michael Schilling III	830,000		*	200,000		630,000	*
Dylan Stuart	133,333		*	133,333		-0-	--
Superius Securities Group Inc Profit Sharing Plan	9,016,827			1,111,111		7,905,716	3.5%
The Cory and Angela Tribble Family Trust, U/A/D November 8, 2021	138,036		*	113,636		-0-	--
David Verlander	1,803,000		*	500,000		1,303,000	*
TOTAL				11,391,064

●	Less than 1%.

(1)

Assumes all of the shares being offered under this Prospectus will be sold by the Selling Stockholders. However, we are unable to determine the exact number of shares, if any, that will actually be sold hereunder..

(2)	Represents the shares held by the Selling Stockholders which we have agreed to include in this Prospectus

(3)	Includes shares underlying warrants in the amount of 2,179,819, the exercise of which is subject to a beneficial ownership limitation.

(4)	Edward M Giles Revocable Trust is controlled by Edward M. Giles who also beneficially holds, himself, through his spouse, and through one or more entities, an additional 4,532,139 shares.

(5)	Walter K. Giles is the General Partner of Isles Capital. Mr. Giles also beneficially holds, himself, as trustee of one or more family trusts, or jointly with his wife, an additional 1,717,719.

(6)	Includes shares underlying warrants in the amount of 3,781,955, the exercise of which is subject to a beneficial ownership limitation.

(7)	Includes 79,504 shares owned by Mr. Schaefer’s spouse and an additional 1,169 shares held by them jointly.

The information set forth above is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of shares of common stock and warrants to the Selling Stockholders in connection with private placement transactions. None of the Selling Stockholders has within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of shares of our common stock or warrants.

Transactions with Selling Stockholders

Each of the Selling Stockholders listed above purchased the shares registered for possible resale in one or more of the following transactions:

On May 10, 2024, the Company completed the placement of 1,896,182 shares of its common stock, par value, $0.001 per share, in a private sale to individual purchasers at a price of $2.20 per share, for aggregate proceeds in the amount of $4,171,600.

On January 14, 2025, the Company completed the placement of 6,405,666 shares of its common stock, par value, $0.001 per share, some of which were underlying pre-funded common stock purchase warrants, in a private sale to individual purchasers at a price of $0.75 per share (or $0.749 per underlying share for pre-funded warrants), for aggregate proceeds in the approximate amount of $ 4,804,249. The pre-funded warrants are exercisable immediately at a price of $0.001 per share but may not be executed in any amount which would cause the holder thereof to beneficially own 5% or more of the Company’s common stock.

On February 6, 2025, the Company completed the placement of 1,600,000 shares of its common stock, par value, $0.001 per share, some of which were underlying pre-funded common stock purchase warrants, in a private sale to individual purchasers at a price of $0.75 per share (or $0.749 per underlying share for pre-funded warrants), for aggregate proceeds in the amount of $1,200,000. The pre-funded warrants are exercisable immediately at a price of $0.001 per share but may not be executed in any amount which would cause the holder thereof to beneficially own 5% or more of the Company’s common stock. The Company has agreed to use its best efforts to include the shares for registration with the SEC in the registration statement it files.

On October 8, 2025, the Company completed the placement of 5,995,675 shares of its common stock, par value, $0.001 per share, some of which were underlying pre-funded common stock purchase warrants, in a private sale to individual purchasers at a price of $1.80 per share (or $1.799 per underlying share for pre-funded warrants), for aggregate proceeds in the amount of $10,789,999. The pre-funded warrants are exercisable immediately at a price of $0.001 per share but may not be executed in any amount which would cause the holder thereof to beneficially own in excess of 4.99% of the Company’s common stock. The Company has agreed to use its best efforts to include the shares for registration with the SEC in the registration statement it files.

All of the purchasers in the foregoing transactions were accredited, sophisticated investors, and the issuance of the shares was not in connection with any public offering in accordance with Section 4(a)(2) of the Securities Act of 1933. Each of the Selling Stockholders participated in one or more of the aforesaid offerings.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. Any commissions, discounts or other fees payable to brokers-dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We know of no existing arrangements between the selling stockholders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Penny Stock Rules

Our shares of common stock are subject to the “penny stock” rules of the Exchange Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock being registered herein is a summary only and is qualified in its entirety by reference to our Articles of Incorporation, as amended, and Amended and Restated Bylaws, which are included as Exhibits 3.1 through 3.7 of the Company’s Annual Report on Form 10-K (incorporating such documents by reference to prior reports on file with the SEC by the Company).

Common Stock

We are authorized to issue up to 500,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Our common stock is quoted on the OTCQB under the ticker symbol “AERG.” We have made an application to The Nasdaq Stock Market to list our common stock on The Nasdaq Capital Market, although there can be no assurance that our application will be approved.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, Mary P. O’Hara, the Company’s General Counsel and Chief Legal Officer, will provide us with an opinion as to the legality of the securities offered under this prospectus.

EXPERTS

The consolidated financial statements of Applied Energetics, Inc. and subsidiary, as of and for the year ended December 31, 2024 and 2023, have been incorporated by reference herein in reliance upon the report of RBSM LLP, independent registered public accounting firm, and upon the authority of said firm as expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please refer to the registration statement, its exhibits and schedules and our reports, proxies and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. We also maintain a website at www.appliedenergetics.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K and other documents or portions of documents that are furnished, but not deemed to be filed), including, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements, between the date {of the registration statement and the }effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, including:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 , filed with the SEC on March 28, 2025;

●	our Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2025 , filed with the SEC on May 15, August 13, and November 12, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 15, 2025, February 6, 2025, March 25, 2025, June 9, 2025, September 18, 2025, September 25, 2025, September 29, 2025, October 8, 2025, October 9, 2025; and

●	the description of our common stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address: Applied Energetics, Inc., 9070 S. Rita Road, Suite 1500, Tucson, AZ 85747, Attn.: Warren Spector, Vice President, Finance.

You also may access these filings on our website at www.appliedenergetics.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus modifies or supersedes that statement.

Applied Energetics, Inc.

11,391,064 Shares of Common Stock

Offered by the Selling Stockholders

PROSPECTUS

The date of this prospectus is               , 2025.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities registered under this registration statement.  Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$2,925.98
Legal fees and expenses	10,000.00
Accounting fees and expenses	10,000.00
Miscellaneous	2,000.00
Total	$24,925.98

Item 15. Indemnification of Officers and Directors

Article NINTH of our Restated Certificate of Incorporation states:

All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

Article V of our First Amended and Restated Bylaws states: The Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director, or officer, or employee, or agent of the Corporation or, while a director, or officer, or employee, or agent of the Corporation, is or was serving at the specific request communicated in writing from the Board of Directors of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Applied Energetics, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 16. Exhibits

EXHIBIT NUMBER	DESCRIPTION
2.1	Amended and Restated Plan and Agreement of Merger entered into as of March 17, 2004, by and among U.S. Home & Garden, Inc. (“USHG”), Ionatron Acquisition Corp., a wholly-owned subsidiary of USHG, Robert Kassel (for purposes of Sections 5.9, 6.2(d), 6.2(j), 9.4 and 10.10 only), Fred Heiden (for purposes of Section 9.4 only), and Ionatron, Inc. and Robert Howard, Stephen W. McCahon, Thomas C. Dearmin and Joseph C. Hayden (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on March 24, 2004).
3.1	Certificate of Incorporation, as amended, (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-KSB for the fiscal year ended June 30, 1995).
3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on April 29, 2004 (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-Q for the quarterly period ended March 31, 2004).
3.3	Certificate of Elimination of the 10% Series A Convertible Preferred Stock of the Registrant (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on October 28, 2005).
3.4	Certificate of Designation of the 6.5% Series A Redeemable Convertible Preferred Stock of the Registrant (incorporated by reference to the comparable exhibit filed with the Registrant’s 8-K filed with the SEC on October 28, 2005).
3.5	Certificate of Ownership and Merger of Applied Energetics, Inc. into Ionatron, Inc. (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on February 20, 2008).
3.6	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K July 23, 2024.
3.7	Certificate of Amendment to Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 10, 2007. (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 17, 2019).
4.1	Form of certificate evidencing Common Stock, $0.001 par value, of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-38483)).
5.1	Opinion of Mary P. O’Hara, General Counsel and Chief Legal Officer
10.1	2018 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2018).
10.2	Consulting and Advisory Services Agreement, effective as of February 15, 2019, by and between the Registrant and WCC Ventures, LLC (incorporated by reference to Exhibit 99 to Form 8-K filed with the SEC on February 22, 2019).
10.3	Executive Employment Agreement, dated as of November 25, 2024, by and between the Registrant and Christopher Donaghey (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on December 2, 2024).
10.4	Executive Employment Agreement, dated as of May 1, 2023, by and between the Registrant and Stephen W. McCahon (incorporated by reference to Exhibit 10.1 filed with the Registrant’s Form 8-K filed with the SEC on May 5, 2023)
10.5	Master Services Agreement, effective as of July 16, 2018, by and between the Registrant and Westpark Advisors, LLC (incorporated by reference to Exhibit 99 to the Registrant’s Form 8-K filed with the SEC on July 18, 2018), as amended by the First Amendment to Master Services Agreement, dated as of April 21, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on April 27, 2021) and further amended by the Second Amendment to Master Services Agreement, dated January 17, 2023
10.6	Executive Employment Agreement, dated as of January 1, 2022, by and between the Registrant and Mary P. O’Hara (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-K for the year ended December 31, 2022).
10.7	Lease Agreement, dated as of March 15, 2021, by and between the Registrant and Campus Research Corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on March 17, 2021).
10.8	2025 Equity Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement in Schedule 14A filed with the SEC on August 1, 2025)
10.9	Employment and Transition Agreement, dated as of November 25, 2024, by and between the Registrant and Dr. Gregory Quarles (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on December 2, 2024).
10.10	Executive Employment Agreement, dated as of October 3, 2025, by and between the Registrant and Dr. David Spence (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K filed with the SEC on October 8, 2025).
21	Subsidiaries (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-K for the year ended December 31, 2006)
23.1	Consent of RBSM LLP
107	Calculation of Registration Fee Table*

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That for purposes of determining any liability under the Securities Act,

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Applied Energetics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tucson, State of Arizona, on December 15, 2025.

APPLIED ENERGETICS, INC.

By:	/s/ Christopher Donaghey
Christopher Donaghey
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Donaghey and Mary P. O’Hara and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, his, hers or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities.

Name/Signature	Title	Date

/s/ Christopher Donaghey	Chief Executive Officer and	December 15, 2025
Christopher Donaghey	President and Director (Principal Executive, Financial and Accounting Officer)

/s/ Bradford T. Adamczyk	Director, Executive Chairman	December 15, 2025
Bradford T. Adamczyk

/s/ Gregory J. Quarles	Director, CEO Emeritus	December 15, 2025
Gregory J. Quarles

/s/ Mary P. O’Hara	Director, General Counsel, Chief	December 15, 2025
Mary P. O’Hara	Legal Officer and Secretary

/s/ Michael J. Alber	Director	December 15, 2025
Michael J. Alber

/s/ Scott Andrews	Director	December 15, 2025
Scott Andrews

/s/ John E. Schultz Jr.	Director	December 15, 2025
John E. Schultz Jr.